Exhibit 23.1

Consent of S.R. Snodgrass, A.C., Independent Registered Public Accounting Firm

The Board of Directors
QNB Corp.:

We consent to the incorporation by reference in the Registration Statements (Nos. 333-91201, 333-67588, and 333-125998) on Form S-8 of QNB Corp. of our reports dated February 24, 2006, relating to our audits of the consolidated financial statements and internal controls over financial reporting, which appear on Form 10-K of QNB Corp. for the year ended December 31, 2005.

Wexford, Pennsylvania
March 13, 2006